Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, JASON W. AIKEN and GREGORY S. GALLOPOULOS as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign the 2015 Annual Report on Form 10-K of General Dynamics Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands this

6th
day of February 2016.

/s/ Mary T. Barra	/s/ Lester L. Lyles
Mary T. Barra	Lester L. Lyles

/s/ Nicholas D. Chabraja	/s/ Mark M. Malcolm
Nicholas D. Chabraja	Mark M. Malcolm

/s/ James S. Crown	/s/ James N. Mattis
James S. Crown	James N. Mattis

/s/ Rudy F. deLeon	/s/ Phebe N. Novakovic
Rudy F. deLeon	Phebe N. Novakovic

/s/ William P. Fricks	/s/ William A. Osborn
William P. Fricks	William A. Osborn

/s/ John M. Keane	/s/ Laura J. Schumacher
John M. Keane	Laura J. Schumacher